SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 4, 2004

                                   BICO, INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                  Pennsylvania
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                 (State or other jurisdiction of incorporation)

       Pennsylvania                  0-10822                     25-1229323
 ---------------------------   -------------------            -----------------
(State or other jurisdiction  (Commission File No.)          (I.R.S. Employer
      of incorporation)                                      Identification No.)
                                   One Wakonda
                             Dove Canyon, California               92679
                     --------------------------------------       --------
                    (Address of principal executive offices)     (Zip Code)

                                 (949) 509-9858
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               Registrant's telephone number, including area code

                             2275 Swallow Hill Road
                                   Bldg. 2500
                            Pittsburgh, Pennsylvania
                                      15220
          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.03         Bankruptcy or Receivership.

On October 14, 2004, the Order approving Joint Second Amended Plan of Reorganization of BICO, Inc. was entered in the United States Bankruptcy Court for the Western District of Pennsylvania. The Joint Second Amended Plan of Reorganization approved the merger of BICO, Inc. with cXc Services, Inc. Pursuant to the terms of the merger, cXc Services, Inc. merged into BICO, and the shareholders of cXc Services were issued 2,509,401 shares of series M preferred stock of BICO which is convertible into 2,509,401,000 shares of common stock of BICO upon election of the majority of the holders of such series M preferred stock.

Pursuant to the Plan of Reorganization, BICO issued 6,500,000,000 shares of common stock to certain creditors; Anthony D. Paterra resigned as Chief Executive Officer and sole director of BICO; Richard M. Greenwood has been named a director, President and Chief Executive Officer. and member of the Board of Directors; Irvin E. Kebler has been appointed as a member of the Board of Directors; and Kenneth F. Reznick has been appointed as the chairman of the Board of Directors.

In addition, pursuant to the merger and Plan of Reorganization, BICO's certificate of incorporation was amended to increase the BICO's authorized capital to 250,000,000,000 shares of common stock having a par value of $0.0001 per share and 150,000,000 shares of preferred stock having a par value of $0.0001.

Item 2.01         Completion of Acquisition or Disposition of Assets.

On November 4, 2004, BICO, Inc. consummated the merger with cXc Services, Inc. The merger is in accordance with BICO's Chapter 11 Reorganization Plan and merger agreement by and between BICO, Inc. and cXc Services, Inc., each of which has been approved by the U.S. Bankruptcy Court, Western District of Pennsylvania. Pursuant to the terms of the merger, cXc Services, Inc. merged into BICO, and the shareholders of cXc Services were issued 2,509,401 shares of series M preferred stock of BICO which is convertible into 2,509,401,000 shares of common stock of BICO upon election of the majority of the holders of such series M preferred stock. This represents 80% of the issued and outstanding common stock of BICO calculated on a fully diluted basis. In addition, Anthony
D. Paterra resigned as Chief Executive Officer and sole director of BICO; Richard M. Greenwood has been named President and Chief Executive Officer. and member of the Board of Directors; Irvin E. Kebler has been appointed as a member of the Board of Directors; and Kenneth F. Reznick has been appointed as the chairman of the Board of Directors.

In addition, pursuant to the merger, BICO's certificate of incorporation was amended to increase the BICO's authorized capital to 250,000,000,000 shares of common stock having a par value of $0.0001 per share and 150,000,000 shares of preferred stock having a par value of $0.0001.

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Item 5.02         Departure of Directors or Principal Officers; Election of
Directors; Appointment of Principal Officers.

Pursuant to the terms of the merger and the Plan of Reorganization, Anthony D. Paterra resigned as Chief Executive Officer and sole director of BICO; Richard
M. Greenwood has been named President and Chief Executive Officer. and member of the Board of Directors; Irvin E. Kebler has been appointed as a member of the Board of Directors; and Kenneth F. Reznick has been appointed as the chairman of the Board of Directors.

In addition, Mark DiCamillo was appointed as Executive Vice President, Chief Operating Officer and John D. Hannesson was appointed as Executive Vice President-Administration & Law.


Ken Raznick: Chairman of the Board of Directors. Mr. Raznick has spent almost 30 years in the commercial real estate field, playing a key role in developing over 25 million square feet of shopping centers and other industrial space. In 1974, Raznick began his own company, The Kenneth Raznick Company, developing many neighborhood shopping centers. Raznick founded The New Center Company in 1983, and numerous major retailers have looked to Raznick for expertise in all phases of site selection and development throughout the country such as Walmart, Home Depot, K mart, AMC Theaters, Office Max, Toys `R' Us, T. J. Maxx, and Circuit City.

Irvin E. Kebler: Member of the Board of Directors has served as the Chief Operating Officer for The Eyde Company since joining the company in 2000. Eyde is a private real estate development company headquartered in East Lansing, Michigan. Mr. Kebler is also President of Utica Park, Inc., an entity which serves as the general partner for Utica Park Place, LP, which owns and manages an approximate 450,000 square foot retail shopping center in Utica, Michigan. Mr. Kebler was previously in commercial banking for approximately 15 years with Wells Fargo Bank in Southern California and Michigan National Bank in Farmington Hills, Michigan. Mr. Kebler is a graduate of Michigan State University's School of Business (Finance).

Richard Greenwood: President & CEO and Member of the Board of Directors. Mr. Greenwood has over 25 years experience in consumer and financial services including senior executive positions at some of the nation's largest financial institutions. Greenwood held various treasury positions at Citibank, including Treasurer for the USA consumer business and the bank' s European and African consumer banking group, representing businesses in sixteen countries. Greenwood was also the CFO of California Federal Bank and Valley National. At both institutions he led the capital and funding efforts as well as implementing effective risk management systems during their respective recovery from troubled real estate loan portfolios. Greenwood was appointed CEO by Bank Plus/Fidelity Federal Bank. As CEO, Greenwood raised over $300 million and was responsible for implementing a program that restructured or eliminated $1,500,000,000 in problem loans as well as restructuring the organization of the company and its work force. . Greenwood was President & CEO of Predictive Data, Inc., a privately held company that services the Multi-housing industry with financial products, from 1999 - 2000. Prior to co-founding cXc, Greenwood was President & CEO of Hagenuk CPS/USA, a privately held manufacturer and distributor of Web Phones and smart card systems and technologies over the period of 2000 - 2002. From 2002 to the formation of cXc Services, Greenwood has worked with Raznick to promote the commercialization of the web phone concept. Greenwood has been on the boards of Treasury Services Inc. and Americash. Greenwood has also been an active board member and Chairman of the Association of Financial Services Holding Companies (Washington D.C.), Western League of Community Banks (Sacramento), and served two years as President of SONET -ALLTEL Information Services Users Group.

Mark DiCamillo: Executive Vice President, Chief Operating Officer. Mr. DiCamillo is a leading expert in web phone systems and technologies and has successfully managed Internet screen phone deployments with iBank at the Mall of America, Illinois Power in Champaign, Illinois, and Portland General Electric in Portland, Oregon. Prior to joining cXc Services, from 1995 - 2003 Mr. DiCamillo was COO of HomeAccess MicroWeb, Inc., a software developer and systems provider for Internet Appliances. Since 2003 DiCamillo has been VP & General Manager of Once Upon a Family, LLC, a producer and distributor of consumer products. In addition, DiCamillo has over 15 years of consumer product and commercial marketing experience with Fortune 500 companies including Phillips Electronics and Mattel Toys, where he managed units with over $100 million in revenues and launched several branded businesses with over $30 million in first year sales. DiCamillo began his career as a licensed engineer developing some of the first network data switches while at Amdahl Computers, and was part of the Ford Motor Company engineering team responsible for the initial design of the successful Taurus car platform. In addition, DiCamillo is a former board member of the National Apartment Association Supplier Council.

John Hannesson: Executive Vice President Administration & Law. Mr. Hannesson brings to cXc Services over 25 years of broad corporate practice experience. Hannesson spent over 15 years as vice president, general counsel and secretary for two NYSE listed multinational manufacturing concerns BW/IP, Inc. (formerly knows as Borg-Warner Industrial Products) from 1987 - 1998, and Overhead Door Corporation from 1983 - 1987. Hannesson has since then been in private practice of law. representing small to mid-cap corporations in corporate, finance, securities, mergers and acquisitions, product and technology licenses, real estate transactions, human resource and other matters. Hannesson is a member of the American and California Bar Associations.

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Related Party Transactions.
---------------------------
In April of 2004, Mr. Raznick loaned cXc Services, Inc $100,000 at 0% interest. Of this loan, $53,784 was converted into 26,892 shares of cXc Services, Inc. common stock in August of 2004. The balance was repaid.

Item 5.03         Amendment to Articles of Incorporation or Bylaws; Change in
Fiscal Year.

Pursuant to the terms of the merger and the Plan of Reorganization, BICO's certificate of incorporation was amended to increase the BICO's authorized capital to 250,000,000,000 shares of common stock having a par value of $0.0001 per share and 150,000,000 shares of preferred stock having a par value of $0.0001; and BICO filed a Certificate of Designation of Series M Preferred Shares with the Secretary of State of the State of Pennsylvania. Pursuant to the Certificate of Designation, each share of Series M Preferred Stock is convertible into 1000 shares of common stock of BICO upon election of the holders of a majority of the Series M Preferred Stock.


Item 9.01         Financial Statements and Exhibits.

     (a) Financial Statements of business acquired.

The financial statements required by this item will be filed by an amendment to this Form 8-K within 71 calendar days from the date hereof.

     (c) Exhibits.

     The following documents are being filed herewith by BICO as exhibits to this Current Report on Form 8-K:

2.1 Joint Second Amended Plan of Reorganization dated August 3, 2004; United States Bankruptcy Court for the Western District of Pennsylvania

2.2 Order Approving Joint Second Amended Plan of Reorganization dated October 14, 2004; United States Bankruptcy Court for the Western District of Pennsylvania.

3.1 Amended and Restated Articles of Incorporation of BICO, INC. as filed with the Secretary of State of the State of Pennsylvania.

3.2 Certificate of Designation Series M Preferred Stock as filed with the Secretary of State of the State of Pennsylvania.

99.1 Press release of BICO dated November 8, 2004.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BICO, INC.
                                            (Registrant)


Date:  November 12, 2004                    By:  /s/  Richard M. Greenwood
                                               --------------------------------
                                                      Richard M. Greenwood
                                                      Chief Executive Officer
                                                      and President